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                                                                   Exhibit 10.31


                              COMMISSION AGREEMENT

         THIS COMMISSION AGREEMENT ("Agreement") is entered as of this 17th day of December, 2001, by and between e-MedSoft.com dba Med Diversified ("MED"), on the one part, and Societe Financiere du Seujet Limited and/or its designee ("SFSL") on the other part. MED and SFSL may hereinafter be collectively referred to as the "Parties".

         The Parties hereto hereby irrevocably and unconditionally agree to the following:

         1. As and for consideration to SFSL and its commission partners in connection with the US$45M funding (the "US$45M Funding"), with a minimum US$30M funding by 5:00 p.m. EST, December 28, 2001 (the "US$30M Funding"), pursuant to the Short Form Debenture dated December 28, 2001 (a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference), concurrent with the closing of such US$30M Funding MED shall:
                  (i) pay a cash commission to SFSL and/or its designee in the amount of Four Million Dollars ($4,000,000), payable Two Million Seven Hundred Thousand Dollars ($2,700,000) concurrent with the US$30M Funding (the "$2,700,000 Cash Commission"), and the balance of One Million Three Hundred Thousand Dollars ($1,300,000) payable concurrent with the funding of the US$15M Funding defined hereinbelow, or payable on a pro rata basis (the $1,300,000 Cash Commission"); (ii) issue ten million (10,000,000) shares of MED to SFSL and/or its designee (the "Collateral Shares") that are the same class and par value of shares as those currently traded on the American Stock Exchange - SFSL has the unilateral right to purchase bondholder position for the conversion rights of the 10,000,000 Collateral Shares at $3.00 per share; (iii) issue three million (3,000,000) shares of MED to SFSL and/or its designee subject to 50,000 shares per day selling restrictions (the "Bonus Shares"); (iv) issue two million (2,000,000) warrants of MED at $4.20 per share to SFSL and/or its designee (the "Bonus Warrants").

         2. The Parties hereto irrevocably and unconditionally agree that the $2,700,000 Cash Commission, the Collateral Shares, the Bonus Shares and the Bonus Warrants are to be received by escrow holder and approved by SFSL prior to the closing, and distributed as directed by SFSL concurrent with the US$30M Funding. The balance of five million (5,000,000) Collateral Shares and the balance of the $1,300,000 Cash Commission shall be paid and issued to SFSL and/or its designee concurrent with the additional US$15M funding or any portion thereof (the "US$15M Additional Funding"), subject to the terms and conditions of the US$30M Debenture attached hereto.


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                  In any event, MED hereby irrevocably and unconditionally
                  agrees to accept the US$15M Additional Funding out of the first monies raised on the bond financing program between SFSL and MED, or MED shall credit SFSL said balance of the funding through the Bridgewater Capital Corporation sources, i.e., Levinson Capital, Samuel Levinson, or their respective affiliates, associates and assigns. The Parties may agree to execute two (2) separate debentures: one for US$30M and one for US$15M, in exchange for a single US$45M Debenture.

         3. MED hereby irrevocably and unconditionally agrees that it shall receive no cash proceeds unless and until SFSL has received all of the above mentioned consideration.

         4. This Agreement shall be binding upon the Parties hereto and their heirs, executors, successors and assigns.

         5. This Agreement may not be modified, amended, altered or supplemented except upon the execution of a written agreement, executed by each of the Parties hereto.

         6. If any provision of this Agreement is held to be invalid, void or unenforceable as a matter of law, the remaining provisions hereof shall nevertheless continue in full force and effect.

         7. This Agreement shall be governed by and construed in accordance with Swiss laws.

         8. This Agreement may be executed in separate counterparts, by original and/or facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ACKNOWLEDGED, AGREED TO AND ACCEPTED THIS 17th DAY OF DEC., 2001.

SOCIETE FINANCIERE                             E-MEDSOFT.COM DBA MED
DU SEUJET LIMITED                              DIVERSIFIED


By: __________________________________     By: _________________________________
    Riccardo Mortara                           Frank P. Magliochetti, Jr.
    Authorized Signatory                       Its President, Chief Executive
                                               Officer And Vice Chairman
                                               Authorized Signatory


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